Exhibit 3

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, including the success of the offer to extend the maturity under the Financing Agreement, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

2Q12 results highlights

January – June Second Quarter

l-t-l % l-t-l %

Millions of US dollars 2012 2011 % var var 2012 2011 % var var

Net sales 7,373 7,529 (2%) 2% 3,861 4,160 (7%) 1%

Gross profit 2,104 2,109 0% 5% 1,157 1,153 0% 11%

Operating income 612 435 41% 63% 368 257 43% 60%

Operating EBITDA 1,273 1,164 9% 17% 702 633 11% 22%

Free cash flow after maintenance capex (258) (345) 25% 21 (40) N/A

Operating EBITDA showed double-digit growth during the quarter; this is the fourth consecutive quarter with year-over-year operating EBITDA growth and is the highest operating EBITDA generation since 3Q09

Operating EBITDA margin grew for the third consecutive quarter, on a year-over-year basis

Infrastructure and housing continued to be the main drivers of demand for our products

3

Consolidated volumes and prices

6M12 vs. 6M11 2Q12 vs. 2Q11 2Q12 vs. 1Q12

Volume (l-t-l1) (1%) (3%) 11%

Domestic gray

Price (USD) (1%) (3%) (2%)

cement

Price (l-t-l1) 4% 5% 0%

Volume (l-t-l1) (3%) (3%) 14%

Ready mix Price (USD) (1%) (4%) (3%)

Price (l-t-l1) 5% 5% 0%

Volume (l-t-l1) (5%) (5%) 23%

Aggregates Price (USD) (1%) (4%) (4%)

Price (l-t-l1) 4% 3% (2%)

Increase in domestic gray cement volumes in our operations in the U.S., South, Central America and the Caribbean and Asia, partially mitigated by negative contribution of Mexico, Northern Europe and the Mediterranean regions

Record cement volumes sales in Colombia, Panama and the Philippines during the first half of 2012

Consolidated prices for cement and ready mix were stable on a quarter-over-quarter basis in local-currency terms

1 Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations

4

Refinancing proposal

Exchange Offer and Consent Request to participants under the Financing Agreement launched on July 5, 2012; will expire on August 20, 2012, subject to extension

Some of the key elements of the refinancing proposal for lenders who elect to participate include:

Extension of final maturity until February 2017, with earlier amortizations; offer includes exchange of up to US$500 million into new high yield notes maturing in June 2018;

An up-front fee and revised margin;

A 1-billion-dollar pay down in March 2013;

An enhanced guarantor package; and

Revised operational and financial covenants

Additional terms on this transaction are outlined in the press release issued on June 29, 2012

5

2Q12 achievements

Double-digit growth in operating EBITDA during the quarter

Favorable volume dynamics in the U.S. , South, Central America and the Caribbean and Asia regions

Record cement volumes sales in Colombia, Panama and the Philippines during the first half of 2012

Sufficient liquidity to support our operations, complying with our financial obligations

Consolidated-Funded-Debt-to-EBITDA ratio as of June 30, 2012 reached 6.15 times

Successful transformation process

Expected incremental improvement of US$200 million in our steady-state operating EBITDA during 2012 and to reach a run rate of US$400 million by the end of 2012

26% alternative fuel substitution rate during 2Q12, with 29% as of June

On track to achieve the alternative-fuel substitution target of 35% by 2015

Global integration of our new business platform based on SAP in record time and cost

6

July 2012

Regional Highlights

Mexico

Millions of

US dollars 6M12 6M11 % var l-t-l % var 2Q12 2Q11 % var l-t-l % var

Net Sales 1,670 1,808 (8%) 4% 833 968 (14%) 1%

Op. EBITDA 597 607 (2%) 10% 300 312 (4%) 13%

as % net sales 35.7% 33.6% 2.1pp 36.0% 32.2% 3.8pp

Volume 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement (1%) (5%) 7%

Ready mix (5%) (8%) 3%

Aggregates (7%) (8%) 8%

Price (LC) 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement 4% 5% 0%

Ready mix 6% 6% 1%

Aggregates 3% 1% (1%)

Decline in volumes during the quarter reflecting a high base of comparison in 2Q11, quarter which experienced the highest cement volume in three years

More cautious-than-expected stance from the government towards infrastructure spending during the electoral period

The formal residential sector affected by continued financial constraints faced by homebuilders

Volumes to the industrial-and- commercial sector grew during the quarter, mainly driven by activity in the manufacturing sector

8

United States

Millions of

US dollars 6M12 6M11 % var l-t-l % var 2Q12 2Q11 % var l-t-l % var

Net Sales 1,480 1,200 23% 17% 795 693 15% 15%

Op. EBITDA 3 (62) N/A N/A 27 (17) N/A N/A

as % net sales 0.2% (5.2%) 5.4pp 3.3% (2.5%) 5.8pp

Volume 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement 21% 19% 20%

Ready mix 31% 15% 9%

Aggregates 9% 5% 10%

Price (LC) 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement 0% 1% 2%

Ready mix 3% 2% 2%

Aggregates 3% 2% 1%

Positive operating EBITDA generation in U.S. operations for the first time in 8 quarters

Favorable trend in residential sector fueled quarterly volumes

Industrial-and-commercial and public sector outperformed our expectation during the quarter

June was the eleventh consecutive month of year-over-year growth in cement volumes

Sequential price increase in our three core products

Northern Europe

Millions of

US dollars 6M12 6M11 % var l-t-l % var 2Q12 2Q11 % var l-t-l % var

Net Sales 1,978 2,314 (15%) (8%) 1,100 1,345 (18%) (8%)

Op. EBITDA 180 157 15% 21% 122 150 (19%) (8%)

as % net sales 9.1% 6.8% 2.3pp 11.1% 11.1% 0.0pp

Volume 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement (14%) (14%) 50%

Ready mix (9%) (8%) 34%

Aggregates (9%) (7%) 44%

1	6M12 vs. 2Q12 vs. 2Q12 vs.

Price (LC) 6M11 2Q11 1Q12

Cement 3% 3% (2%)

Ready mix 2% 2% (5%)

Aggregates 3% 3% (8%)

Quarterly operating EBITDA margin remained flat despite lower volumes

Quarterly volumes in the region were affected by reduced public spending and unfavorable weather conditions

The residential sector continued to be the main driver of demand in Germany and France

In Poland, cement volumes affected by a reduction in infrastructure spending from a high level in 2011

1 Volume-weighted, local-currency average prices

Mediterranean

Millions of

US dollars 6M12 6M11 % var l-t-l % var 2Q12 2Q11 % var l-t-l % var

Net Sales 761 913 (17%) (11%) 384 477 (20%) (12%)

Op. EBITDA 193 241 (20%) (16%) 96 125 (23%) (18%)

as % net sales 25.4% 26.4% (1.0pp) 25.0% 26.2% (1.2pp)

6M12 vs. 2Q12 vs. 2Q12 vs.

Volume 6M11 2Q11 1Q12

Cement (20%) (25%) (4%)

Ready mix (11%) (10%) 1%

Aggregates (18%) (17%) 3%

Price (LC)1 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement (3%) 0% 5%

Ready mix 5% 6% 2%

Aggregates 3% 4% 3%

Increase in ready-mix volumes from our Israeli and Croatian operations was offset by declines in Spain, Egypt and UAE

Quarter-on-quarter pricing up in the three core products in the region

In Spain, volumes of our products continued to be affected by the adoption of austerity measures which have affected infrastructure spending as well as continued high inventories in the residential sector

In Egypt, volumes continued to be affected by low infrastructure activity in anticipation of presidential elections

1 Volume-weighted, local-currency average prices

South, Central America and the Caribbean

Millions of

US dollars 6M12 6M11 % var l-t-l % var 2Q12 2Q11 % var l-t-l % var

Net Sales 1,054 841 25% 26% 529 440 20% 22%

Op. EBITDA 367 233 57% 53% 189 120 58% 57%

as % net sales 34.9% 27.7% 7.2pp 35.8% 27.2% 8.6pp

Volume 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement 7% 6% (1%)

Ready mix 10% 6% 6%

Aggregates 12% 8% 4%

1 6M12 vs. 2Q12 vs. 2Q12 vs.

Price (LC) 6M11 2Q11 1Q12

Cement 13% 12% 1%

Ready mix 19% 18% 0%

Aggregates 10% 9% 2%

The region continued experiencing a positive economic growth environment resulting in favorable results this quarter

Infrastructure and the residential sector were the main drivers of consumption for our products

Colombia and Panama, our two largest markets in the region, showed double-digit growth in domestic-gray-cement and ready- mix volumes during the quarter

1 Volume-weighted, local-currency average prices

Asia

Millions of

US dollars 6M12 6M11 % var l-t-l % var 2Q12 2Q11 % var l-t-l % var

Net Sales 270 251 8% 8% 142 129 10% 11%

Op. EBITDA 42 44 (4%) (3%) 30 22 35% 35%

as % net sales 15.6% 17.4% (1.8pp) 20.9% 17.0% 3.9pp

Volume 6M12 vs. 2Q12 vs. 2Q12 vs.

6M11 2Q11 1Q12

Cement 16% 21% 8%

Ready mix (16%) (16%) 5%

Aggregates (52%) (40%) 69%

1 6M12 vs. 2Q12 vs. 2Q12 vs.

Price (LC) 6M11 2Q11 1Q12

Cement 4% 7% 6%

Ready mix 1% (1%) (1%)

Aggregates (6%) (5%) 3%

Increase in quarterly domestic cement volumes driven by positive performance in the Philippines and Bangladesh

Demand for building materials in the Philippines positively affected by the continued reactivation in public spending

Infrastructure and the residential sector were the main drivers of demand

1 Volume-weighted, local-currency average prices

July 2012 2Q12 Results

Operating EBITDA, cost of sales and SG&A

January – June Second Quarter

l-t-l l-t-l

Millions of US dollars 2012 2011 % var 2012 2011 % var

% var % var

Net sales 7,373 7,529 (2%) 2% 3,861 4,160 (7%) 1%

Operating EBITDA 1,273 1,164 9% 17% 702 633 11% 22%

as % net sales 17.3% 15.5% 1.8pp 18.2% 15.2% 3.0pp

Cost of sales 5,270 5,421 3% 2,705 3,006 10%

as % net sales 71.5% 72.0% 0.5pp 70.0% 72.3% 2.3pp

SG&A 1,492 1,674 11% 789 897 12%

as % net sales 20.2% 22.2% 2.0pp 20.4% 21.6% 1.2pp

Higher operating EBITDA margin due to higher volumes and prices in some regions, the continued results of our transformation process, as well as a favorable operating-leverage effect in some of our markets

Decrease in cost of sales and SG&A as a percentage of net sales reflect the savings of our cost reduction initiatives as well as lower fuel costs

During the quarter, kiln-fuel and electricity bill on a per-ton-of-cement-produced basis decreased by 5%

Free cash flow

January – June Second Quarter

Millions of US dollars 2012 2011 % var 2012 2011 % var

Operating EBITDA 1,274 1,164 9% 702 633 11%

- Net Financial Expense 681 651 347 333

- Maintenance Capex 124 86 74 64

- Change in Working Cap 462 549 164 127

- Taxes Paid 250 152 76 86

- Other Cash Items (net) 15 70 21 63

Free Cash Flow after Maint.Capex (258) (345) 25% 21 (40) N/A

- Strategic Capex 60 46 45 34

Free Cash Flow (318) (391) 19% (24) (73) 67%

Working capital days decreased to 30 days in the first half of 2012 versus 32 days during first half of 2011

Other income statement items

Foreign-exchange loss of US$118 million due mainly to the depreciation of the euro and Mexican peso versus the U.S. dollar Loss on financial instruments for the quarter of US$16 million related mainly to CEMEX shares

July 2012 Debt Information

Debt-related information

Certificados Bursátiles that were scheduled to mature in April and September were paid at the beginning of the quarter with the reserve created for this purpose

During the quarter, total debt plus perpetual securities was reduced by US$529 million

This reduction includes a positive foreign exchange conversion effect of US$174 million

Consolidated debt maturity profile

Total debt excluding perpetual notes as of June 30, 2012 US$ 17,167 million

Millions of US dollars

Financing Agreement

Other bank / WC debt Fixed Income 7,360

Certificados Bursátiles

Convertible Subordinated Notes

Fixed Income

Financing Agreement

Other bank / WC debt

Convertible Subordinated Notes

Certificados Bursátiles

July 2012 Appendix

Additional information on debt and perpetual notes

Interest rate Fixed 56% Variable 44%

Currency denomination U.S. dollar 82% Euro 16% Mexican peso 2%

Second Quarter First Quarter

Millions of US dollars 2012 2011 % Var. 2012

Total debt1 17,167 17,246 0% 17,676

Short-term 1% 2% 2%

Long-term 99% 98% 98%

Perpetual notes 470 1,177 (60%) 490

Cash and cash equivalents 625 743 (16%) 1,008

Net debt plus perpetual notes 17,012 17,681 (4%) 17,158

Consolidated Funded Debt2 / EBITDA3 6.15 6.40

Interest Coverage3 4 1.99 1.93

1 Includes convertible notes and capital leases, in accordance with IFRS

2 Consolidated Funded Debt as of June 30, 2012 was US$15,208 million, in accordance with our contractual obligations under the Financing Agreement

3 EBITDA Calculated in accordance with IFRS

4 Interest Expense in accordance with our contractual obligations under the Financing Agreement

6M12 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

6M12 vs. 6M11 6M12 vs. 6M11 6M12 vs. 6M11

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (1%) (8%) 4% (5%) (6%) 6% (7%) (8%) 3%

U.S. 21% 0% 0% 18%1 3% 3% 7%1 3% 3%

Spain (42%) (6%) 2% (46%) (1%) 8% (47%) (8%) 0%

UK (11%) 1% 4% (17%) 1% 3% (15%) 0% 2%

France N/A N/A N/A (5%) (7%) 1% (6%) (2%) 7%

Germany (15%) (7%) 2% (6%) (9%) 0% (9%) (6%) 3%

Poland (13%) (14%) 2% (12%) (11%) 4% (4%) (25%) (11%)

Colombia 9% 25% 22% 18% 23% 21% 34% 6% 4%

Egypt (10%) (6%) (4%) 11% (18%) (16%) 6% (22%) (20%)

Philippines 20% 4% 2% \N/A N/A N/A N/A N/A N/A

1 On a like-to-like basis for the ongoing operations

24 2Q12 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

2Q12 vs. 2Q11 2Q12 vs. 2Q11 2Q12 vs. 2Q11

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (5%) (10%) 5% (8%) (10%) 6% (8%) (14%) 1%

U.S. 19% 1% 1% 15% 2% 2% 5% 2% 2%

Spain (42%) (9%) 4% (43%) (7%) 6% (52%) (9%) 3%

UK (8%) 0% 3% (13%) (1%) 2% (14%) (2%) 1%

France N/A N/A N/A (5%) (11%) 1% (2%) (6%) 7%

Germany (13%) (9%) 4% (2%) (12%) 0% (5%) (8%) 4%

Poland (15%) (18%) 1% (16%) (18%) 1% (7%) (29%) (13%)

Colombia 10% 21% 21% 15% 22% 22% 28% 2% 2%

Egypt (18%) (2%) 0% (9%) (14%) (13%) (27%) (15%) (14%)

Philippines 27% 7% 6% N/A N/A N/A N/A N/A N/A

Definitions

6M2012 / 6M2011: results for the six months of the years 2012 and 2011, respectively.

Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement).

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating income plus depreciation and operating amortization.

pp: percentage points.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Contact information

Investor Relations

In the United States

+1 877 7CX NYSE

In Mexico

+52 81 8888 4292

ir@cemex.com

Stock Information

NYSE (ADS): CX

Mexican Stock Exchange: CEMEXCPO

Ratio of CEMEXCPO to CX:10 to 1

Calendar of Events

October 25, 2012

Third quarter 2012 financial results conference call